As filed with the Securities and Exchange Commission on May 6, 2020

Registration No. 333 –
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIO TINTO FINANCE (USA) LIMITED
(ABN 84 062 129 551)
(Exact Name of Registrant
as Specified in its Charter)
Australia
(State or Other Jurisdiction of
Incorporation of Organization)
Not Applicable
(I.R.S. Employer Identification No.)
Level 7
360 Collins Street
Melbourne, Victoria 3000
Australia
Tel. No.: 011-61-3-9283-3333
(Address and Telephone Number of
Registrant’s Principal Executive Offices)

RIO TINTO FINANCE (USA) PLC
(Exact Name of Registrant
as Specified in its Charter)
England and Wales
(State or Other Jurisdiction of
Incorporation of Organization)
Not Applicable
(I.R.S. Employer Identification No.)
6 St. James’s Square
London SW1Y 4AD
United Kingdom
Tel. No.: 011-44-20-7781-2000
(Address and Telephone Number of
Registrant’s Principal Executive Offices)

RIO TINTO FINANCE (USA) INC.
(Exact Name of Registrant
as Specified in its Charter)
State of Delaware
(State or Other Jurisdiction of
Incorporation of Organization)
84-4243336
(I.R.S. Employer Identification No.)
4700 Daybreak Parkway
South Jordan, Utah 84009
United States of America
Tel. No.: +1 801-204-2251
(Address and Telephone Number of
Registrant’s Principal Executive Offices)

RIO TINTO PLC
(Exact Name of Registrant
as Specified in its Charter)
England and Wales
(State or Other Jurisdiction of
Incorporation of Organization)
Not Applicable
(I.R.S. Employer Identification No.)
6 St. James’s Square
London SW1Y 4AD
United Kingdom
Tel. No.: 011-44-20-7781-2000
(Address and Telephone Number of
Registrant’s Principal Executive Offices)

RIO TINTO LIMITED
(ABN 96 004 458 404)
(Exact Name of Registrant
as Specified in its Charter)
Australia
(State or Other Jurisdiction of
 Incorporation of Organization)
Not Applicable
(I.R.S. Employer Identification No.)
Level 7
360 Collins Street
Melbourne, Victoria 3000
Australia
Tel. No.: 011-61-3-9283-3333
(Address and Telephone Number of
Registrant’s Principal Executive Offices)

Cheree Finan
Rio Tinto Services Inc.
80 State Street
Albany, New York 12207-2543
United States of America
Tel. No.: +1 801-204-2000
(Name, Address and Telephone Number of Agent for Service)
Please send copies of all communications to:

Cecil D. Quillen III Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom Tel. No.: 011-44-20-7456-2000	Reuven Young Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom Tel. No.: 011-44-20-7418-1300
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
        Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Aggregate Offering Price per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	$ (1)
Guarantees of Debt Securities	(2)	$ (2)

An indeterminate aggregate initial offering price or number of Debt Securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

PROSPECTUS
RIO TINTO FINANCE (USA) LIMITED
RIO TINTO FINANCE (USA) PLC
RIO TINTO FINANCE (USA) INC.

DEBT SECURITIES
FULLY AND UNCONDITIONALLY GUARANTEED BY
RIO TINTO PLC
and
RIO TINTO LIMITED

We may offer and sell guaranteed debt securities from time to time. Each time we sell any of the guaranteed debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those guaranteed debt securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.
We may sell these guaranteed debt securities to, or through, underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement. This prospectus may not be used to sell any guaranteed debt securities unless it is accompanied by a prospectus supplement.
The principal executive offices of Rio Tinto Finance (USA) Limited and the principal executive offices of Rio Tinto Limited are located at Level 7, 360 Collins Street, Melbourne, Victoria 3000, Australia. Rio Tinto Finance (USA) Limited’s and Rio Tinto Limited’s telephone number is +61 3-9283-3333. The principal executive offices of Rio Tinto Finance (USA) plc and Rio Tinto plc are located at 6 St. James’s Square, London SW1Y 4AD, United Kingdom and Rio Tinto Finance (USA) plc’s and Rio Tinto plc’s telephone number is +44 20-7781-2000. The principal executive office of Rio Tinto Finance (USA) Inc. is located at 4700 Daybreak Parkway, South Jordan, Utah 84009, United States and Rio Tinto Finance (USA) Inc.’s telephone number is +1 801-204-2251.
You should carefully consider the risk factors included, or incorporated by reference, in this prospectus and any applicable prospectus supplement(s) before you invest in any of our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 6, 2020

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that has been filed with the Securities and Exchange Commission, which we refer to as the “SEC”, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the guaranteed debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the guaranteed debt securities we may offer. Each time we use this prospectus to offer guaranteed debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those guaranteed debt securities and the extent to which such terms differ from the general terms described in “Description of Guaranteed Debt Securities”. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the guaranteed debt securities offered by this prospectus.
When acquiring any guaranteed debt securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the guaranteed debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.
In this prospectus, the terms “we”, “our” and “us” refer to Rio Tinto Finance (USA) Limited with respect to securities to be issued by it, Rio Tinto Finance (USA) plc with respect to securities to be issued by it and Rio Tinto Finance (USA) Inc. with respect to the securities to be issued by it, or as the context may require. We refer to Rio Tinto plc and Rio Tinto Limited taken together as “Rio Tinto” or the “Companies”. We refer to Rio Tinto plc, Rio Tinto Limited and their subsidiaries taken together as the “Rio Tinto Group”, or the “Group”. Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. offer debt securities using this prospectus. Both Rio Tinto plc and Rio Tinto Limited act as the guarantors for offerings by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. using this prospectus.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
Rio Tinto Finance (USA) Limited is a corporation incorporated under the laws of the State of Victoria, Australia. Rio Tinto Finance (USA) plc is a public limited company incorporated under the laws of England and Wales. Rio Tinto plc is a public limited company incorporated under the laws of England and Wales. Rio Tinto Limited is a corporation incorporated under the laws of the State of Victoria, Australia. Substantially all of our and Rio Tinto’s directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom and Australia. A substantial portion of our and Rio Tinto’s assets, and the assets of such persons, are located outside the United States. Therefore, you may not be able to effect service of process within the United States upon us, Rio Tinto or these persons so that you may enforce judgments of U.S. courts against us, Rio Tinto or these persons based on the civil liability provisions of the U.S. federal or state securities laws. Our English and Australian legal advisers have advised us and Rio Tinto that there are doubts as to the enforceability in England and Wales and Australia, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based on the U.S. federal or state securities laws.

WHERE YOU CAN FIND MORE INFORMATION
Rio Tinto plc and Rio Tinto Limited are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may read and copy any document that Rio Tinto plc and Rio Tinto Limited file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents Rio Tinto plc and Rio Tinto Limited file with the SEC on the SEC website at www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-732-0330 for further information about its public reference room.
American depositary shares representing ordinary shares of Rio Tinto plc are listed on the New York Stock Exchange, and the ordinary shares are admitted to the Official List of the UK Financial Conduct Authority and to trading on the London Stock Exchange plc’s main market for listed securities. The ordinary shares of Rio Tinto Limited are listed on the Australian Securities Exchange. You can consult reports and other information about Rio Tinto plc that it has filed pursuant to the rules of the New York Stock Exchange and the UK Financial Conduct Authority, and about Rio Tinto Limited that it has filed pursuant to the rules of the Australian Securities Exchange, at those exchanges or authorities.
The SEC allows us and Rio Tinto to incorporate by reference the information that we and Rio Tinto file with them, which means that:
•incorporated documents are considered part of this prospectus;
•we can disclose important information to you by referring to those documents; and
•information that we and Rio Tinto file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.
The information that we incorporate by reference is an important part of this prospectus.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of the Rio Tinto Group since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The contents of Rio Tinto’s website, any website mentioned in this prospectus or any website directly or indirectly linked to these websites are not incorporated into and do not form part of this prospectus.
We incorporate by reference the documents below filed with the SEC by Rio Tinto plc and Rio Tinto Limited pursuant to the Exchange Act. We also incorporate by reference any future filings that Rio Tinto plc and Rio Tinto Limited make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.
The documents incorporated by reference herein in the future and set forth below contain important information about us and our financial condition:
(i)Annual Report on Form 20-F of Rio Tinto plc and Rio Tinto Limited for the year ended December 31, 2019 filed with the SEC on February 28, 2020;
(ii)exhibits 99.10, 99.14, 99.16, 99.19, 99.21, 99.26, 99.28 and 99.29 to the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on March 2, 2020 containing information regarding a strategic review of the ISAL smelter in Iceland, the impact of tropical cyclone Damien on Rio Tinto’s iron ore operations in Western Australia, progress made on securing domestically sourced power for the Oyu Tolgoi copper mine in Mongolia, Oyu Tolgoi’s formal international arbitration process in its dispute with the Mongolian tax authority, the appointment of Hinda Gharbi, Jennifer Nason and Ngaire Woods as non-executive directors to the board of directors, Rio Tinto’s plans to invest U.S.$1 billion to meet climate change targets and changes to Rio Tinto’s ore reserves and mineral resources;
(iii)exhibits 99.8, 99.10, 99.14 and 99.15 to the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on April 1, 2020 containing information regarding the impact of the 5.7 magnitude earthquake in Salt Lake City, Utah, on Rio Tinto’s Kennecott mine and the impact of COVID-19 on Rio Tinto’s operations, including its operations in Mongolia, South Africa and Canada;
(iv)the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on April 17, 2020 containing information regarding the first quarter production results;
(v)exhibits 99.2 and 99.4 to the report on Form 6-K filed with the SEC by Rio Tinto plc and Rio Tinto Limited on May 1, 2020 containing information regarding taxes paid in 2019 and Rio Tinto’s approach to climate and water; and
(vi)any future report on Form 20-F that either of Rio Tinto plc or Rio Tinto Limited files with the SEC under the Exchange Act until we sell the guaranteed debt securities that may be offered through this prospectus.
You can obtain copies of any of the documents incorporated by reference through Rio Tinto or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You may obtain Rio Tinto documents incorporated by reference into this prospectus, at no cost, by requesting them in writing or by telephone at the following addresses and telephone numbers:

Rio Tinto plc 6 St. James’s Square London SW1Y 4AD United Kingdom 011-44-20-7781-2000	Rio Tinto Limited Level 7, 360 Collins Street Melbourne, Victoria 3000 Australia 011-61-3-9283-3333

FORWARD-LOOKING STATEMENTS
This prospectus contains and incorporates by reference certain forward-looking statements with respect to the financial condition, results of operations and business of the Rio Tinto Group. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The words “intend”, “aim”, “project”, “anticipate”, “estimate”, “plan”, “believe”, “expect”, “may”, “should”, “will”, “target”, “set to” or similar expressions, commonly identify such forward-looking statements.
Examples of forward-looking statements contained in or incorporated by reference in this prospectus include those regarding estimated ore reserves, anticipated production or construction dates, costs, outputs and productive lives of assets or similar factors. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors set forth in this document that are beyond the Group’s control. For example, future ore reserves will be based in part on market prices that may vary significantly from current levels. These may materially affect the timing and feasibility of particular developments. Other factors include the ability to produce and transport products profitably, demand for our products, the effect of foreign currency exchange rates on market prices and operating costs, activities by governmental authorities, such as changes in taxation or regulation, and political uncertainty, and the effects of the COVID-19 pandemic.
In light of these risks, uncertainties and assumptions, actual results could be materially different from projected future results expressed or implied by these forward-looking statements which speak only as at the date of this prospectus. Except as required by applicable regulations or by law, the Group does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events. The Group cannot guarantee that its forward-looking statements will not differ materially from actual results.

RIO TINTO PLC AND RIO TINTO LIMITED
The Rio Tinto Group
Rio Tinto is a leading international mining group combining Rio Tinto plc and its group undertakings and Rio Tinto Limited and its group undertakings in a dual listed companies structure that operates as a single economic entity. Nevertheless, both Companies remain as legal entities with separate share listings and registers.
Businesses include open pit and underground mines, mills, refineries and smelters as well as a number of research and development facilities. The Group consists of wholly and partly owned subsidiaries, jointly controlled assets, jointly controlled entities and associated companies.
On December 31, 2019, Rio Tinto plc had market capitalization of £56.3 billion (U.S.$74.6 billion) and Rio Tinto Limited had market capitalization of A$37.3 billion (U.S.$26.2 billion). The Group's combined market capitalization in publicly held shares on December 31, 2019 was U.S.$100.8 billion.
Rio Tinto's Aluminum group’s fully-integrated facilities include high-quality bauxite mines in Australia, Brazil and Guinea, large-scale alumina refineries in Australia, Brazil and Canada, and low-cost, technologically- advanced primary aluminum smelters, mainly concentrated in Canada. Rio Tinto’s smelters are largely powered by clean and renewable energy and primarily located in the first decile of the cost curve.
Rio Tinto's Copper & Diamonds group principally comprises three copper operations in the United States, Mongolia and Chile, two copper growth projects in the United States and Mongolia and two diamond mines in Australia and Canada. The copper operations supply products to China, Japan and the United States, generating revenue from by-products of copper mining including gold, silver and molybdenum. Rio Tinto is one of the world’s leading diamond producers and the largest producer of natural colored diamonds. Rio Tinto’s two diamond mines, Argyle Diamonds in Australia and the Diavik Diamond Mine in Canada, focus on the mining, processing and sales and marketing of "rough" or uncut diamonds.
Rio Tinto's Energy & Minerals group includes a diverse portfolio of high-quality mining, refining and marketing operations, and projects. Energy & Minerals assets include six mining sites, seven processing plants and interests in a uranium business, Energy Resources Australia, as well as a uranium project in Canada. Rio Tinto Borates, based in the United States, is a world leader in borates, with a mine, processing plants, commercial and research facilities. Rio Tinto Iron & Titanium is an industry leader in high-grade titanium dioxide feedstocks with operations in Canada, Madagascar and South Africa. The Energy & Minerals portfolio also includes the Iron Ore Company of Canada, a leading producer of premium iron ore pellets and high-grade concentrate with low levels of impurities, and the Simandou iron ore project in Guinea.
Rio Tinto's Iron Ore group operates a world-class portfolio, supplying the global seaborne iron ore trade. Its mines are located in the Pilbara region of Western Australia. Rio Tinto operates a large portfolio of iron ore assets with a system comprising 16 mines, four independent port terminals, over 1,700 kilometers of the largest privately-owned heavy freight railway in Australia, and supporting infrastructure, all linked by the Operations Centre in Perth. The Iron Ore group is well positioned to benefit from the continuing demand across China, Japan and other markets. The Iron Ore portfolio also includes Dampier Salt in Australia, which is one of the world’s largest producers of seaborne salt.
Rio Tinto's Growth & Innovation group operates through the entire life cycle of Rio Tinto's mines and assets, creating value through exploration, project development and technical excellence. The Growth & Innovation group works in close partnership with Rio Tinto's product groups, and is accountable for finding, shaping, developing and delivering a portfolio of options for Tier 1 assets. It also focuses on finding safer, smarter and more efficient ways to manage Rio Tinto's resources and operations.
Exploration at Rio Tinto involves identifying, prioritizing and testing geological, geochemical and geophysical targets. At the end of 2019, the Exploration group was active in 17 countries and assessing opportunities in other countries across a range of commodities including copper, nickel, iron ore, bauxite, uranium, diamonds and mineral sands.
The DLC Structure
Each of Rio Tinto plc and Rio Tinto Limited is the ultimate holding company of the companies within its respective group and its respective assets are substantially comprised of shares in such companies. As holding companies, Rio Tinto plc and Rio Tinto Limited are dependent on the other members of the Rio Tinto Group and income received from them.
In December 1995 the shareholders of each of Rio Tinto plc and Rio Tinto Limited approved the terms of a dual listed companies structure (the “DLC structure”) that is designed to place the shareholders of each of the companies in substantially the same position as if they held shares in a single entity owning all of the assets of both Companies. Following the approval of the DLC structure, each of Rio Tinto plc and Rio Tinto Limited entered into a DLC Structure Sharing Agreement (the “Sharing Agreement”). The Sharing Agreement ensures that the boards of directors of each of Rio Tinto plc and Rio Tinto Limited are identical and that their businesses are managed as a single entity. The Sharing Agreement provides for the ratio of dividend, voting and capital distribution rights attached to each Rio Tinto plc ordinary share and to each Rio Tinto Limited share to be fixed in an equalization ratio which has remained unchanged at 1:1. In principle, the Sharing Agreement provides for the public shareholders of Rio Tinto plc and Rio Tinto Limited to vote as a joint electorate on all matters which affect them in similar ways. However, the Sharing Agreement also provides for the protection of the public shareholders of each of the Companies by treating the shares of each as if they were separate classes of shares issued by a single company.
Also in December 1995, each of Rio Tinto plc and Rio Tinto Limited entered into a deed poll guarantee (the “Deed Poll Guarantees”) in favor of the creditors of the other. Pursuant to the Deed Poll Guarantees, each of Rio Tinto plc and Rio Tinto Limited guaranteed the contractual obligations of the other (and the obligations of other persons which are guaranteed by the other Company), subject to certain limited exceptions. As a consequence of the Deed Poll Guarantees, holders of notes issued by the Company may make demand upon either Rio Tinto plc or Rio Tinto Limited.
Recent Developments
The outbreak of COVID-19, which first emerged in China in late December 2019, has now spread globally and been declared by the World Health Organisation to be a global pandemic. Demand in China continues to recover, with the outlook in the rest of the world more uncertain. Commodity supply is being disrupted as COVID-19 restrictions impact supply chains and people movement globally.
At our assets, we have introduced measures to combat the spread and impacts of COVID-19, to ensure we keep our employees and communities safe, and our operations running. We are working closely with governments around the world to ensure our operations continue to contribute to society during this challenging time. Our assets are operating with some COVID-19 restrictions in place to comply with government directives.

RIO TINTO FINANCE (USA) LIMITED, RIO TINTO FINANCE (USA) PLC
AND RIO TINTO FINANCE (USA) INC.

Rio Tinto Finance (USA) Limited (ABN 84 062 129 551), a corporation incorporated with limited liability in Australia, on October 19, 1993, under the Corporations Act 2001 is a wholly owned subsidiary of Rio Tinto Limited. Rio Tinto Finance (USA) plc, a public limited company incorporated under the laws of England and Wales, is an indirect wholly owned subsidiary of Rio Tinto plc. Rio Tinto Finance (USA) Inc., a corporation incorporated under the laws of the State of Delaware, is an indirect wholly owned subsidiary of Rio Tinto plc. Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. are finance companies through which the Rio Tinto Group conducts its treasury operations. Each of Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. raises finance from banks and third parties in the short, medium and long-term markets for on-lending to Rio Tinto Group companies. Rio Tinto Finance (USA) Limited’s registered and principal executive office is located at 360 Collins Street, Melbourne, Victoria 3000, Australia. Rio Tinto Finance (USA) plc’s registered and principal executive office is located at 6 St. James’s Square, London SW1Y 4AD, United Kingdom. Rio Tinto Finance (USA) Inc.’s registered office is located at 251 Little Falls Drive, Wilmington, Delaware 19808 and its principal executive office is located at 4700 Daybreak Parkway, South Jordan, Utah 84009.

USE OF PROCEEDS
The net proceeds from the sale of the guaranteed debt securities offered will be added to the general funds of Rio Tinto, unless we state otherwise in a prospectus supplement.

DESCRIPTION OF GUARANTEED DEBT SECURITIES
This prospectus relates to guaranteed debt securities issued by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. As required by federal law of the United States for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an indenture. The indenture relating to debt securities issued by Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc. is a contract among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon.
General
The Bank of New York Mellon acts as the trustee under the indenture dated July 2, 2001, which was amended and restated on March 16, 2012 (the “Base Indenture”) and amended by the supplemental indenture dated May 8, 2017 (the “First Supplemental Indenture”) and the supplemental indenture dated May 6, 2020 (the “Second Supplemental Indenture”, which, together with the Base Indenture and the First Supplemental Indenture, is referred to herein as the “indenture”). The trustee has two principal functions:
•First, it can enforce the rights of holders of the debt securities against us or Rio Tinto if we or Rio Tinto default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described under “— Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and
•Second, the trustee performs administrative duties for us, such as sending interest payments to holders, transferring debt securities to new buyers and sending notices to holders.
Both Rio Tinto plc and Rio Tinto Limited act as the guarantors of the debt securities issued under the indenture. The guarantees are described under “— Guarantees” below.
The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees are governed by New York law. A copy of the form of indenture is filed with the SEC as an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.
We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all material terms of the debt securities and the guarantees that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
Because this section is a summary, it does not describe every aspect of the debt securities or the guarantees. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the series of debt securities described in the prospectus supplement.
In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•the title of the series of debt securities;
•any limit on the aggregate principal amount of the series of debt securities;
•any stock exchange on which we will list the series of debt securities;
•the date or dates on which we will pay the principal of the series of debt securities;

•the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;
•the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;
•any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;
•the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•the denominations in which the series of debt securities will be issuable;
•the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States and the manner of determining the equivalent amount in the currency of the United States;
•any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;
•the applicability of the provisions described later under “— Defeasance and Covenant Defeasance — Defeasance and Discharge”;
•if the series of debt securities will be issuable in whole or part in the form of a global security as described under “— Legal Ownership — Global Securities”, and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee; and
•any other special features of the series of debt securities.
We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a material discount to their stated principal amount (Section 101 of the Base Indenture). The prospectus supplement relating to original issue discount securities will describe additional U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.
Unless otherwise specified in the applicable prospectus supplement, the following terms will apply to a series of debt securities:
•Business days. A business day will be any day that is a New York business day, a London business day and/or a Euro business day, as specified in the applicable prospectus supplement. “London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. “New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. “Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
•Business day convention. With respect to fixed rate debt securities, if any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant interest payment date will be postponed to the next day that is a business day. With respect to floating rate debt securities, if any interest reset date or interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant date will be postponed to the next day that is a business day. However, if that date would fall in the next succeeding calendar month, such date will be the immediately preceding business day.
•Calculation agent. All calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The calculation agent will determine on each interest determination date the interest rate that takes effect on the applicable interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Upon request, the calculation agent will provide notice of the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred- thousandth of a percentage point. All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent. The calculation agent for a particular series will be named in the applicable prospectus supplement.
•Day count fraction. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. In the case of floating rate debt securities, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to, but excluding, the payment date. For each such interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by the applicable interest rate and an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in the applicable prospectus supplement. If “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period divided by 360.
•Regular record dates for interest. With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day immediately prior to the date for payment, where the term “Clearing System Business Day” means Monday to Friday inclusive except December 25 and January 1. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 calendar days prior to such date, whether or not such date is a business day.
Interest rates
In addition to debt securities that bear interest at fixed rates, we may, from time to time, issue floating rate debt securities that bear interest at rates based on other interest rates as may be described in the applicable prospectus supplement.
Guarantees
Both Rio Tinto plc and Rio Tinto Limited will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including any additional amounts which may be payable in respect of the debt securities, as described under “— Special Situations — Payment of Additional Amounts”. Rio Tinto plc and Rio Tinto Limited guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. Each of Rio Tinto plc and Rio Tinto Limited is individually obligated to pay such amounts.
Legal Ownership
Street Name and Other Indirect Holders
Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. Holders of debt securities who hold in street name should check with their institutions to find out:
•how it handles payments in respect of the debt securities and notices;
•whether it imposes fees or charges;

•how it would handle voting if it were ever required;
•whether and how holders can instruct it to send their debt securities, registered in their own names so they can be direct holders as described below; and
•how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.
Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to holders who hold in street name or other indirect means, either because such holders choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the street name customer but does not do so.
Global Securities
What is a Global Security? A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.
We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether a particular series of debt securities will be issued only in the form of global securities.
Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
Investors in debt securities that are issued only in the form of global debt securities should be aware that:
•They cannot get debt securities registered in their own names.
•They cannot receive physical certificates for their interests in the debt securities.
•They will be street name holders and must look to their own banks or brokers for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “— Street Name and Other Indirect Holders”.
•They may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.
•The depositary’s policies will govern payments, transfers, exchange and other matters relating to holders’ interests in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.
•The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.
Special Situations When Global Security Will Be Terminated. In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “ — Street Name and Other Indirect Holders” and “— Direct Holders”.
The special situations for termination of a global security are:
•When the depositary notifies us or Rio Tinto that it is unwilling, unable or ceases to be a clearing agency registered under the Exchange Act.
•When an event of default on the debt securities has occurred and has not been cured. Defaults are discussed below under “— Default and Related Matters — Events of Default”.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305 of the Base Indenture)
Overview of Remainder of this Description
The remainder of this description summarizes:
•Additional mechanics relevant to the debt securities under normal circumstances, such as how to transfer ownership and where we make payments.
•Holders’ rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.
•Holders’ rights to receive payment of additional amounts due to changes in the withholding requirements of various jurisdictions.
•Covenants contained in the indenture that restrict our and Rio Tinto’s ability to incur liens. A particular series of debt securities may have additional covenants.
•Holders’ rights if we or Rio Tinto default in respect of our or Rio Tinto’s obligations under the debt securities or experience other financial difficulties.
•Our relationship with the trustee.
Additional Mechanics
Exchange and Transfer
The debt securities will be issued:
•only in fully registered form;
•without interest coupons; and
•unless indicated in the applicable prospectus supplement, in denominations that are even multiples of U.S.$1,000.
Holders may have their debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305 of the Base Indenture) This is called an exchange.
Holders may exchange or transfer their debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring the securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the debt securities. (Section 305 of the Base Indenture)
Holders will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with a holder’s proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002 of the Base Indenture)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305 of the Base Indenture)
Payment and Paying Agents
We will pay interest to holders who are direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the security on the interest due date. That particular day, usually the Clearing System Business Day immediately prior to the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307 of the Base Indenture)
We will pay interest, principal and any other money due on your debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 240 Greenwich Street, New York, NY 10286. Holders must make arrangements to have payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.
Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We or Rio Tinto may also arrange for additional payment offices, and may cancel or change these offices, including our or Rio Tinto’s use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002 of the Base Indenture)
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the security register. (Sections 101 and 106 of the Base Indenture)
Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003 of the Base Indenture)
Special Situations
Mergers and Similar Events
We, Rio Tinto plc and Rio Tinto Limited are generally permitted to consolidate or merge with another entity. We, Rio Tinto plc and Rio Tinto Limited are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. However, Rio Tinto Finance (USA) Limited may only take these actions if the successor entity is incorporated or organized under the laws of Australia, any state thereof, or the United States, any state thereof, or the District of Columbia; Rio Tinto Finance (USA) plc may only take these actions if the successor entity is incorporated or organized under the laws of the United Kingdom, or any political subdivision thereof, or the United States, any state thereof, or the District of Columbia; and Rio Tinto Finance (USA) Inc. may only take these actions if the successor entity is incorporated or organized under the laws of the United States, any state thereof, or the District of Columbia. In addition, neither we, Rio Tinto plc nor Rio Tinto Limited may take any of these actions unless all the following conditions are met:
•Where Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc or Rio Tinto Limited merges out of existence or sells or leases substantially all its assets, the successor entity must be duly organized and validly existing under the laws of the applicable jurisdiction.
•If such successor entity is organized under the laws of a jurisdiction other than Australia, the United Kingdom, or the United States, any state thereof, or the District of Columbia, it must indemnify holders against any governmental charge or other cost resulting from the transaction.
•Neither we, Rio Tinto plc nor Rio Tinto Limited may be in default on the debt securities or guarantees immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “— Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.
•If we, Rio Tinto plc or Rio Tinto Limited merges out of existence or sells or leases substantially all of our or their assets, the successor entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture applicable to Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc or Rio Tinto Limited, as the case may be.
•We, Rio Tinto plc or Rio Tinto Limited, as the case may be, must deliver a certificate and an opinion of counsel to the trustee, each stating that the consolidation, merger, conveyance, transfer or lease, and, if applicable, the supplemental indenture pursuant to which the successor entity assumes our obligations or the obligations of Rio Tinto plc or Rio Tinto Limited, are in compliance with the indenture.
•Neither our nor Rio Tinto’s assets or properties may become subject to any impermissible lien unless the debt securities issued under the indenture are secured equally and ratably with the indebtedness secured by the impermissible lien. Impermissible liens are described in further detail below under “— Restrictive Covenants — Restrictions on Liens”.
The terms of the indenture provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. holder’s tax basis in the debt securities. U.S. holders should consult their tax advisors concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the debt securities.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring the Approval of all Holders. First, there are changes that cannot be made to the debt securities without the specific approval of each holder of the debt securities of the applicable series. Following is a list of those types of changes:
•changes to the stated maturity of the principal or the interest payment dates on a debt security;
•any reduction in amounts due on a debt security;
•changes to any of our or Rio Tinto’s obligations to pay additional amounts described later under “ — Payment of Additional Amounts”;

•any reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;
•changes in the place or currency of payment on a debt security;
•any impairment of holders’ right to sue for payment;
•any reduction in the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•any reduction in the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults; and
•any modification, in any manner adverse to the holders of the debt securities, to the obligations of Rio Tinto plc or Rio Tinto Limited in respect of the payment of principal, premium, if any, and interest, if any. (Section 902 of the Base Indenture)
Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under “— Changes Requiring the Approval of all Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513 of the Base Indenture)
Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901 of the Base Indenture)
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
•Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance and Covenant Defeasance — Defeasance and Discharge”. (Section 101 of the Base Indenture)
•We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104 of the Base Indenture)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Optional Tax Redemption
The debt securities of any series may be redeemed in whole but not in part, in the three situations described below. The redemption price for the debt securities will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Holders must receive between 10 and 60 days’ notice before their debt securities are redeemed.
The first situation is where, as a result of a change in or amendment to any laws, regulations or rulings or the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, any of we, Rio Tinto plc or Rio Tinto Limited determines that it would be required to pay additional amounts as described later under “— Payment of Additional Amounts”.
The second situation is where, as a result of a change in or amendment to any laws, rulings or regulations or the official application or interpretation of such laws, rulings or regulations, or any change in the official application or interpretation of, or any execution of or any amendment to, any treaty or treaties affecting taxation, Rio Tinto plc or Rio Tinto Limited or any subsidiary of either of them determines that it would have to deduct or withhold tax on any payment to us to enable it to make a payment of principal or interest on a debt security.
In the first and second situations, the option to redeem the debt securities applies only in the case of changes or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Rio Tinto plc and Rio Tinto Limited are incorporated. If we, Rio Tinto plc or Rio Tinto Limited, as the case may be, have been succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.
In addition, in the case of the first and second situations, we, Rio Tinto plc or Rio Tinto Limited will not have the option to redeem if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
The third situation is where, following a merger or consolidation of Rio Tinto plc or Rio Tinto Limited or a transfer or lease of all of Rio Tinto plc’s or Rio Tinto Limited’s assets, the person formed by such merger, consolidation, transfer or lease is organized under the laws of a jurisdiction other than the United States, the United Kingdom or Australia, or any political subdivisions thereof, and is required to pay additional amounts as described under “—Payment of Additional Amounts”.
We, Rio Tinto plc or Rio Tinto Limited shall deliver to the trustee an Officer’s Certificate to the effect that the circumstances required for redemption exist. (Section 1108 of the Base Indenture).
Payment of Additional Amounts
If the debt securities of any series provide for the payment of additional amounts, all payments of principal, premium (if any) and interest in respect of the debt securities or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges or whatever nature imposed, levied or collected by or within a “Relevant Taxing Jurisdiction” unless that withholding or deduction is required by law. A Relevant Taxing Jurisdiction is any jurisdiction under the laws of which we, Rio Tinto plc or Rio Tinto Limited, as the case may be, or any successor entity, are or is organized (or any political subdivision or taxing authority of or in that jurisdiction having power to tax).
The indenture provides that if withholding or deduction is required by law, then we, Rio Tinto plc or Rio Tinto Limited, as the case may be, will pay to the holder of any debt security additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security to such holder who, with respect to any such withholding or deduction, is not resident in the Relevant Taxing Jurisdiction, after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of a Relevant Taxing Jurisdiction, will not be less than the amount that would have been payable on that debt security in the absence of such deduction or withholding. However, we, Rio Tinto plc or Rio Tinto Limited, as the case may be, will not be required to make any payment of additional amounts in respect of taxes imposed as a result of any of the following circumstances:
•If the holder is a U.S. Holder (as defined in “Taxation—U.S. Federal Income Taxation”) and the U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•The payment of additional amounts is for a tax or charge imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the Relevant Taxing Jurisdiction. These connections include where the holder or related party:
•is or has been a citizen or resident of the jurisdiction;
•is or has been engaged in trade or business in the jurisdiction; or
•has or had a permanent establishment in the jurisdiction.
•The payment of additional amounts is for a tax or charge imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.
•The payment of additional amounts is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.
•The payment of additional amounts is for a tax or governmental charge that is payable in a manner that does not involve withholdings.
•The payment of additional amounts is for a tax imposed or withheld because the holder or beneficial owner failed to comply with any of our or Rio Tinto’s requests for the following that the statutes, treaties, regulations or administrative practices of the Relevant Taxing Jurisdiction require as a precondition to exemption from all or part of such withholding:
•to provide information about the nationality, residence or identity of the holder or beneficial owner; or
•to make a declaration or satisfy any information requirements.
•In the case of a payment made by Rio Tinto plc under its guarantees or a payment made by Rio Tinto Finance (USA) plc, the payment of additional amounts results from the security being presented for payment, where presentation is required, in the United Kingdom unless presentation could not have been made elsewhere.
•The payment of additional amounts is for any withholding or deduction required to be made with respect to a debt security presented for payment, where presentation is required, by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent.
•The holder of a debt security is our “associate” (as that term is defined in the Australian tax legislation (the “Australian Tax Act”)) and, as a result, the Australian Tax Act requires withholding tax to be paid on the interest or amounts in the nature of interest payable on the debt security.
•A determination is made under the Australian Tax Act that withholding tax is payable because the holder has participated in a scheme to avoid withholding tax provided that neither we nor Rio Tinto participated in the scheme.
•The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the Relevant Taxing Jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.
•In the case of a payment on a debt security issued by Rio Tinto Finance (USA) Inc, such withholding or deduction is required:
◦for or on account of any tax, duty, assessment or governmental charge that is imposed by reason of (A) the holder’s or beneficial owner’s past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of Rio Tinto Finance (USA) Inc. entitled to vote within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (B) the holder’s or beneficial owner’s past or present status as a controlled foreign corporation that is related directly or indirectly to Rio Tinto Finance (USA) Inc. through stock ownership within the meaning of Section 864(d)(4) of the Code, (C) the holder’s or beneficial owner’s being or having been a bank (or being or having been so treated) that is treated as receiving amounts paid on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, or (D) the holder’s or beneficial owner’s failure to fulfil the statement requirements of Section 871(h) or 881(c) of the Code.
Notwithstanding anything to the contrary contained herein, the relevant issuer or, as the case may be, the guarantors shall be entitled to withhold and deduct any amounts required to be deducted or withheld pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (any such withholding or deduction, a "FATCA Withholding"), and the relevant issuer or guarantors shall not be required to pay any additional amounts in respect of FATCA Withholding.
These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us or Rio Tinto is incorporated. The prospectus supplement relating to the debt securities will describe whether additional amounts are payable with respect to that series of securities and if so, may describe additional circumstances in which we would not be required to pay additional amounts.
Additional amounts may also be payable in the event of certain consolidations, mergers, sales of assets or assumptions of obligations. For more information see “— Optional Tax Redemption” and “Taxation”. References to “principal”, “premium” and “interest” in this prospectus shall be deemed to include additional amounts payable with respect thereto.
Restrictive Covenants
Restrictions on Liens
Some of our or Rio Tinto’s property may be subject to a mortgage or other legal mechanism that gives our and Rio Tinto’s lenders preferential rights in that property over other lenders, including the holders of the debt securities, or over our and Rio Tinto’s general creditors if we fail to pay them back. These preferential rights are called liens. We promise that we will not become obligated on any new debt for borrowed money that is secured by a lien on any of our or Rio Tinto’s properties, unless we or Rio Tinto grant an equivalent or higher-ranking lien on the same property to the holders of the debt securities.
Neither we nor Rio Tinto need to comply with this restriction if the amount of all debt that would be secured by liens on our or Rio Tinto’s properties, excluding the debt secured by the liens that are listed below, is less than 10% of Rio Tinto’s consolidated net worth plus minorities. Consolidated net worth plus minorities is defined in the indenture as a measure of the net worth of Rio Tinto that includes amounts attributable to the outside interests in the accounting subsidiaries of Rio Tinto. (Sections 101 and 1007 of the Base Indenture) At the date of this prospectus, a substantial portion of the consolidated assets of Rio Tinto is held by their subsidiaries and thus would not be subject to this restriction on liens.
This restriction on liens applies only to liens for borrowed money. In addition, this restriction on liens also does not apply to debt secured by a number of different types of liens. These types of liens include the following:
•any lien existing on or before the date of the issuance of the applicable series of debt securities;
•any lien arising by operation of law and not as a result of any act or omission on our or Rio Tinto’s part;
•liens arising from any judgment against us or Rio Tinto that does not give rise to an event of default;
•any lien created on property (or the title documents for that property) acquired after the date of the issuance of the applicable series of debt securities for the sole purpose of financing or refinancing or securing the cost of that property so long as the principal moneys secured by the property do not exceed the cost of that acquisition;

•any lien over property (or the title documents for that property) that was in existence at the time we or Rio Tinto acquired the property;
•any lien over assets and/or, where such assets comprise substantially the whole of the assets of their owner, shares or stock in the owner of those assets that secures project finance borrowing to finance the costs of developing, or acquiring and developing, those assets;
•any lien over property, including improvements, which was developed, constructed or improved by us or Rio Tinto, acquired after the date of the issuance of the applicable series of debt securities,
•to secure the payment of all or any part of the cost of development or construction of or improvement on the property, or
•to secure indebtedness incurred by us or Rio Tinto for the purpose of financing all or any part of the cost of development or construction or of improvements on the property, so long as the secured indebtedness does not exceed the higher of the cost or the fair market value of that development, construction or improvement;
•any lien arising solely by operation of law over any credit balance or cash held in an account with a financial institution;
•any lien arising in transactions entered into or established for our or Rio Tinto’s benefit in connection with any of the following:
•the operation of cash management programs;
•other payment netting arrangements;
•derivatives transactions (including swaps, caps, collars, options, futures transactions, forward rate agreements and foreign exchange transactions and any other similar transaction (including any option with respect to any of the foregoing) and any combination of any of the foregoing);
•other normal banking transactions; or
•in the ordinary course of letter of credit transactions;
•any lien securing our or Rio Tinto’s indebtedness for borrowed money incurred in connection with the financing of our or Rio Tinto’s accounts receivable;
•any lien arising in the ordinary course of dealings in base and precious metals, other minerals, petroleum or any other materials;
•any lien incurred or deposits made in the ordinary course of business, including, but not limited to;
•any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or similar lien;
•any lien securing amounts in connection with workers’ compensation unemployment insurance and other types of social security; and
•any easements, right-of-way, restrictions and other similar charges;
•any lien securing all or part of our or Rio Tinto’s interest in any mine or mineral deposit and/or facilities and/or any agreement or instrument relating to a mine or mineral deposit that is in favor of any operator or participant in that mine, mineral deposit or facility if
•the lien serves as security for any sum which may become due to
•an operator in its capacity as operator; or
•to a participant by virtue of any agreement or instrument relating to such mine or mineral deposit and/or facilities; and
•the lien is limited to the relevant mine or mineral deposit and/or facilities;

•any lien upon specific items of our or Rio Tinto’s inventory or other goods, and proceeds inventory or other goods, securing our or Rio Tinto’s obligations relating to bankers’ acceptances, issued or created for our or Rio Tinto’s account to facilitate the purchase, shipment or storage of the inventory or other goods;
•any lien incurred or deposits made securing our or Rio Tinto’s performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of our or Rio Tinto’s business;
•any lien on any of our or Rio Tinto’s property in favor of the Federal Government of the United States or the government of any state thereof, or the government of Australia or the government of any state or territory thereof, the United Kingdom, or the government of any member nation of the European Union, or any instrumentality of any of them, securing our or Rio Tinto’s obligations under any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;
•any liens securing taxes or assessments or other applicable governmental charges or levies;
•any liens securing industrial revenue, development or similar bonds issued by us or Rio Tinto, or for our or Rio Tinto’s benefit, provided that the industrial revenue, development or similar bonds are non-recourse to us or Rio Tinto;
•the sale or other transfer of
•any minerals in place, or for the future production of minerals, for a specified period of time or in any amount such that, the purchaser will realize from such sale or transfer a specified amount of money or minerals; or
•any other interest in property that is commonly referred to as a “production payment”;
•any liens in favor of any company in the Rio Tinto Group;
•any liens securing indebtedness for which we or Rio Tinto have paid money or deposited securities in an arrangement to discharge in full any liability relating to that indebtedness; and
•any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to above, so long as
•the amount does not exceed the principal amount of the borrowed money secured by the lien which is to be extended, renewed or replaced; and
•the extension, renewal or replacement lien is limited to all or a part of the same property, including improvements, that secured the lien to be extended, renewed or replaced. (Section 1007 of the Base Indenture)
Under the indenture, the following are not considered liens securing indebtedness and so are not prevented by the restrictions:
•any acquisition of any property or assets by us or Rio Tinto that is subject to any reservation that creates or reserves for the seller an interest in any metals or minerals in place or the proceeds from their sale;
•any conveyance or assignment in which we or Rio Tinto convey or assign an interest in any metals or minerals in place or the proceeds from their sale; or
•any lien upon any of our or Rio Tinto’s wholly or partially owned or leased property or assets, to secure the payment of our or Rio Tinto’s proportionate part of the development or operating expenses in realizing the metal or mineral resources of such property.
Restrictions on Sales and Leasebacks
Neither we, Rio Tinto plc nor Rio Tinto Limited will enter into any sale and leaseback transaction involving a property, other than as allowed by this covenant. A sale and leaseback transaction is an arrangement between us or Rio Tinto and a bank, insurance company or other lender or investor where we lease a property that we previously owned for more than 270 days and sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property.
The restriction on sales and leasebacks does not apply to any sale and leaseback transaction between any companies of the Rio Tinto Group. It also does not apply to any lease with a term, including renewals, of three years or less. Further, the indenture does not restrict the ability of any subsidiary (other than Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc and Rio Tinto Finance (USA) Inc.) to enter into sale and leaseback transactions. At the date of this prospectus, a substantial portion of our and Rio Tinto’s consolidated assets is held directly by subsidiaries and so would not be subject to the covenant restricting sale and leaseback transactions.
The covenant allows us or Rio Tinto to enter into sale and leaseback transactions in two additional situations. First, we or Rio Tinto may enter sale and leaseback transactions if we could grant a lien on the property in an amount equal to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to the holders of the debt securities under the restriction on liens described above.
Second, we or Rio Tinto may enter sales and leaseback transactions if, within one year of the transaction, we or Rio Tinto, as the case may be, invest an amount equal to at least the net proceeds of the sale of the principal property that we or Rio Tinto, as the case may be, lease in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any of our or Rio Tinto’s property or used to retire indebtedness for money that we borrowed, incurred or assumed that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or which may be extended beyond 12 months from that date at our and Rio Tinto’s option. (Section 1008 of the Base Indenture)
Defeasance and Covenant Defeasance
The following discussion of defeasance and discharge will be applicable to a series of debt securities only if the prospectus supplement applicable to the series so states. (Article 13).
Defeasance and Discharge
We, Rio Tinto plc and Rio Tinto Limited can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, Rio Tinto plc or Rio Tinto Limited, in addition to other actions, put in place the following arrangements for you to be repaid:
•We, Rio Tinto plc or Rio Tinto Limited must deposit in trust for the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We, Rio Tinto plc or Rio Tinto Limited must deliver to the trustee a legal opinion of counsel of recognized standing with respect to such matters confirming that either (A) there has been a change in U.S. federal income tax law or (B) we have received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling in each case to the effect that we may make the above deposit without causing beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
However, even if we, Rio Tinto plc or Rio Tinto Limited take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:
•to register the transfer and exchange of debt securities;
•to replace mutilated, destroyed, lost or stolen debt securities;
•to maintain paying agencies; and
•to hold money for payment in trust.
Covenant Defeasance
We, Rio Tinto plc or Rio Tinto Limited can be legally released from compliance with certain covenants, including those described under “— Restrictive Covenants” and any that may be described in the applicable prospectus supplement and including the related Events of Default if we, Rio Tinto plc or Rio Tinto Limited, as the case may be, take all the steps described above under “— Defeasance and Covenant

Defeasance — Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in U.S. federal income tax laws or a ruling from the IRS.
Further Issues
We may from time to time, without your consent, create and issue further notes having the same terms and conditions as the notes so that the further issue is consolidated and forms a single series with such notes, provided however that such further notes will not have the same CUSIP, ISIN or other identifying number as the outstanding notes of the relevant series unless the further notes are fungible with the outstanding notes of the relevant series for U.S. federal income tax purposes.
Default and Related Matters
Ranking
The debt securities are not secured by any of our property or assets nor Rio Tinto’s property or assets. Accordingly, holders of debt securities are unsecured creditors of Rio Tinto. The debt securities are not subordinated to any of our or Rio Tinto’s other debt obligations and therefore they rank equally with all our and Rio Tinto’s other unsecured and unsubordinated indebtedness.
Events of Default
Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is An Event of Default? The term event of default means any of the following:
•Neither we, Rio Tinto plc nor Rio Tinto Limited pay the principal or any premium on a debt security and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than three business days. As used here, a business day is a week day on which financial institutions in New York and the applicable place of payment are open for business.
•Neither we, Rio Tinto plc nor Rio Tinto Limited pay interest or any additional amounts on a debt security within 30 days of its due date.
•Neither we, Rio Tinto plc nor Rio Tinto Limited make a deposit of any applicable sinking fund payment within 30 days of its due date, or any applicable longer period of grace.
•We, Rio Tinto plc or Rio Tinto Limited remain in breach of a covenant or any other term of the indenture or series of debt securities for 90 days after we, Rio Tinto plc or Rio Tinto Limited, as the case may be, receive a notice of default stating we, Rio Tinto plc or Rio Tinto Limited are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.
•We, Rio Tinto plc or Rio Tinto Limited file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur, unless, in the case of Rio Tinto plc or Rio Tinto Limited, the reorganization is a voluntary winding up carried out in accordance with English or Australian statutory requirements as applicable and which results in a legal entity that is liable under the guarantees, and which owns the assets of Rio Tinto plc or Rio Tinto Limited, respectively.
•Our or Rio Tinto’s other borrowings in principal amount of at least U.S.$50,000,000 are accelerated by reason of a default and steps are taken to obtain repayment of these borrowings.
•We or Rio Tinto fail to make a payment of principal of at least U.S.$50,000,000 or fail to honor any guarantee or indemnity with respect to borrowings of at least U.S.$50,000,000 and steps are taken to enforce either of these obligations.
•Any mortgage, pledge or other charge granted by us or Rio Tinto in relation to any borrowing of at least U.S.$50,000,000 becomes enforceable and steps are taken to enforce the mortgage, pledge or other charge, as the case may be.
•Any other event of default described in the prospectus supplement occurs. (Section 501 of the Base Indenture)
Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if we, Rio Tinto plc or Rio Tinto Limited have paid the outstanding amounts, other than amounts due because of the acceleration of maturity, and we, Rio Tinto plc or Rio Tinto Limited have satisfied certain other conditions. (Section 502 of the Base Indenture)
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512 of the Base Indenture)
Before bypassing the trustee and bringing a lawsuit or other formal legal action or taking other steps to enforce rights or protect interests relating to the debt securities, the following must occur:
•The trustee must be given written notice that an event of default has occurred and remains uncured.
•The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and the trustee has not received an inconsistent direction from the holders of a majority in principal amount of all outstanding debt securities during that period. (Section 507 of the Base Indenture)
However, such limitations do not apply to a suit instituted for the enforcement of payment of the principal of or interest on a debt security on or after the respective due dates. (Section 508 of the Base Indenture).

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We and Rio Tinto will furnish to the trustee every year a written statement of certain of our and Rio Tinto’s officers certifying that, to their knowledge, we and Rio Tinto are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005 of the Base Indenture)
Regarding The Trustee
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving default notice or the default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we or Rio Tinto would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT
General
Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company ( “DTC”) in the United States, Clearstream Banking, société anonyme in Luxembourg (“Clearstream, Luxembourg”) and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.
The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised us as follows:
•DTC is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking corporation” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
•DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.
•Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.
•The rules applicable to DTC and DTC participants are on file with the SEC.
Clearstream, Luxembourg
Clearstream, Luxembourg has advised us as follows:
•Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).
•Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.
•Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.
•Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.
•Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
Euroclear
Euroclear has advised us as follows:
•Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financiére et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).
•Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.
•Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.
•Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries
•Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.
•All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.
Other Clearing Systems
We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution
The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg
We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.
Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream, Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.
Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.
The beneficial interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION
This section describes the material Australian, U.K. and U.S. federal income tax consequences of acquiring, owning and disposing of debt securities that we may issue.
Australian Taxation
The following is a summary of the principal Australian tax consequences generally applicable to a holder who is a resident of the United States and not a resident of Australia for tax purposes (a “United States holder”) and who holds debt securities issued by Rio Tinto Finance (USA) Limited (the “RTL Debt Securities”), by Rio Tinto Finance (USA) Inc. (the “RTI Debt Securities”) or by Rio Tinto Finance (USA) plc (the “RTP Debt Securities”). This summary reflects the current provisions of the Australian Tax Act.
The following summary is not exhaustive of all possible Australian income tax considerations that could apply to particular holders. These considerations may vary according to your individual circumstances.
The summary below is based upon our understanding of the current law (except as expressly stated). This summary does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Payments of Principal, Premium and Interest on RTL Debt Securities
Under existing Australian income tax law, United States holders of RTL Debt Securities, other than persons holding such securities or interests as part of a business carried on at or through a permanent establishment in Australia (an “Australian Establishment”), are not subject to Australian income tax on payments of principal or interest made to that holder, other than interest withholding tax (currently 10%) on interest (or amounts in the nature of interest) paid on such debt securities (unless the Section 128F exemption described below applies). Subject to the following, where a United States holder makes a gain on disposal of an RTL Debt Security (including any gain on redemption of such security by the issuer), the holder’s gain will not be subject to Australian income tax provided the gain is not sourced in Australia, as described in “— Gains on Disposal” below, and the holder does not hold the security as part of an Australian Establishment. However, Australian tax may be payable to the extent that those conditions do not exist. Also, to the extent that any such gain is treated as interest, as described in “— Gains on Disposal” below, or in the nature of interest, Australian withholding tax may apply.
Pursuant to Section 128F of the Australian Tax Act, an exemption from Australian interest withholding tax (“IWT”) applies provided the following conditions are met:
•Rio Tinto Finance (USA) Limited is a resident of Australia when it issues the debt securities and when “interest”, as defined in Section 128A(1AB), is paid. Interest is defined to include amounts in the nature of, or in substitution for, interest.
•The debt securities are issued in a manner that satisfies the “public offer test” of Section 128F under the Australian Tax Act (described below).
•Rio Tinto Finance (USA) Limited does not know, or have reasonable grounds to suspect, at the time of issue that the debt securities or an interest in them were being, or would later be, acquired, directly or indirectly, by one of its “associates” (as defined in Section 128F(9) of the Australian Tax Act), except as permitted by Section 128F(5) of the Australian Tax Act.
•At the time of the payment of interest on the debt securities, Rio Tinto Finance (USA) Limited did not know or have reasonable grounds to suspect that the payee is its “associate”, except as permitted by Section 128F(6) of the Australian Tax Act.
An “associate” of Rio Tinto Finance (USA) Limited for the purposes of Section 128F of the Australian Tax Act generally includes (i) a person or entity which holds 50% of the voting shares of, or otherwise controls, Rio Tinto Finance (USA) Limited, (ii) an entity which is a subsidiary of, or otherwise controlled by, Rio Tinto Finance (USA) Limited, (iii) a trustee of a trust where Rio Tinto Finance (USA) Limited is capable of benefiting (whether directly or indirectly) under that trust, and (iv) a person or entity who is an “associate” of another person or company which is an “associate” of Rio Tinto Finance (USA) Limited under any of the foregoing.

However, for the purposes of Sections 128F(5) and (6) of the Australian Tax Act (see above), “associate” does not include:
(A)onshore associates (i.e. Australian resident associates who do not hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who hold the debt securities in the course of carrying on business at or through an Australian Establishment); or
(B)offshore associates (i.e. Australian resident associates that hold the debt securities in the course of carrying on business at or through a permanent establishment outside Australia and non-resident associates who do not hold the debt securities in the course of carrying on business through an Australian Establishment) who are acting in the capacity of:
(i)in the case of Section 128F(5) only, a dealer, manager or underwriter in relation to the placement of the relevant debt securities; or
(ii)a clearing house, custodian, funds manager, responsible entity of a registered scheme or, in the case of Section 128F(6) only, paying agent.
There are five principal methods of satisfying the public offer test. In summary, the five principal methods are:
•offers of the relevant debt securities to 10 or more professional financiers, investors or dealers who are not associates of each other;
•offers of the relevant debt securities to 100 or more potential investors;
•offers of the relevant debt securities which are listed on a stock exchange;
•offers of the relevant debt securities via a publicly available financial markets dealing platform; and
•offers of the relevant debt securities to dealers, managers or underwriters who offer to sell the debt securities within 30 days by one of the preceding methods.
Rio Tinto Finance (USA) Limited intends to offer and sell debt securities in a manner that will satisfy the requirements of Section 128F of the Australian Tax Act.
As set out in more detail in the section entitled “Description of Guaranteed Debt Securities — Special Situations — Payment of Additional Amounts”, if Rio Tinto Finance (USA) Limited should at any time be compelled by law to deduct or withhold an amount in respect of any Australian withholding taxes, it is required, subject to the exceptions described, to pay such additional amounts as may be necessary in order to ensure that the net amounts you receive in respect of the debt securities after such deductions or withholding will equal the respective amounts that would have been receivable had no such deduction or withholding been required.
Payments of Principal and Interest on RTP Debt Securities
Under existing Australian income tax law, United States holders of RTP Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTP Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the holder does not hold the security as part of an Australian Establishment. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) plc does not carry on business in Australia through an Australian Establishment.
Payments of Principal and Interest on RTI Debt Securities
Similar to the above, under existing Australian income tax law, United States holders of RTI Debt Securities will not be subject to Australian income tax on payments of principal or interest on RTI Debt Securities provided such payments are not sourced in Australia, as is expected to be the case, and the holder does not hold the security as part of an Australian Establishment. Further, payments of interest on such securities will not be subject to Australian IWT provided (as is expected) that Rio Tinto Finance (USA) Inc. does not carry on business in Australia through an Australian Establishment.

Payments under the Guarantee
IWT at the rate of 10% may be payable on payments of interest, or interest paid on an overdue amount, by Rio Tinto Limited pursuant to its guarantee of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities to United States holders (other than those holding the debt securities in the course of carrying on a business at or through an Australian Establishment).
Whether payments under the guarantee would be interest for withholding tax purposes is not clear. The Australian Taxation Office’s ruling, as reflected in Taxation Determination TD 1999/26, is that such payments under a guarantee would be interest for withholding tax purposes. However, that Determination also states that guarantee payments would be treated as exempt from withholding tax under Section 128F if the requirements of that section are satisfied. Therefore, if the requirements of Section 128F as described above are satisfied in relation to the debt securities, interest withholding tax should not be payable in relation to the guarantee payments.
IWT will not be payable on payments by Rio Tinto plc pursuant to its guarantee of RTP Debt Securities, RTL Debt Securities or RTI Debt Securities to United States holders provided Rio Tinto plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case).
Gains on Disposal
Under existing Australian law, United States holders of RTL Debt Securities, RTP Debt Securities or RTI Debt Securities will not be subject to Australian income tax on gains arising from a disposal of debt securities (including a disposal by way of redemption) provided that the gains do not have an Australian source.
The source of any gain on disposal of debt securities will depend on the factual circumstances of the disposal. Where the disposal occurs by way of a sale to a third party, then provided the debt securities are acquired and sold pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have Australian Establishments, a gain will not be regarded as having an Australian source. Where disposal occurs by way of redemption by the issuer then, in the absence of special circumstances, a gain on redemption will not be regarded as having an Australian source.
There are specific rules (Section 128AA of the Australian Tax Act) that can apply to treat a portion of the sale price of debt securities as interest for withholding tax purposes. These rules apply when certain debt securities originally issued at a discount or with maturity premium, generally speaking, or which do not pay interest at least annually are sold to:
•an Australian resident that does not acquire the debt securities in the course of carrying on a trade or business through a permanent establishment outside Australia; or
•a non-resident of Australia who acquires the debt securities as part of an Australian Establishment.
However, section 128AA should not apply to the RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Likewise, section 128AA should not apply to the RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia at or through an Australian Establishment (which is not presently expected to be the case). Further, in relation to the RTL Debt Securities, if the issue of those securities satisfies the public offer test, such portions of deemed interest will be covered by the exemption from Australian interest withholding tax contained in Section 128F of the Australian Tax Act.
Other Taxes
No ad valorem stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the debt securities. Furthermore, a transfer of or agreement to transfer debt securities, executed outside of Australia, will not be subject to Australian stamp duty.
The Commissioner of Taxation of the Commonwealth of Australia may give a direction under Section 255 of the Australian Tax Act or Section 260-5 of the Taxation Administration Act 1953 (“TAA”) requiring the issuer of debt securities to deduct from any payment to any other party (including any holder of debt securities) any amount in respect of income tax payable by that other party in respect of the other party’s other Australian sourced income or sales.

Section 12-140 of the TAA will impose a type of withholding tax at the rate of 47% on the payment of interest on certain securities unless the relevant investor has quoted a tax file number, in certain circumstances an Australian Business Number (“ABN”) or proof of some other exception. In relation to the RTL Debt Securities, assuming that the debt securities will at all material times be in registered form and the requirements of Section 128F of the Australian Tax Act are satisfied with respect to the debt securities, these rules should not apply to payments to a holder of debt securities who is not a resident of Australia for tax purposes and not holding the debt securities in the course of carrying on business at or through an Australian Establishment. Withholdings may be made from payments to holders of debt securities who are residents of Australia or non-residents who carry on business at or through an Australian Establishment but who do not quote a tax file number, ABN or provide proof of an appropriate exemption.
Section 12-190 of the TAA imposes another type of withholding obligation such that if Rio Tinto Finance (USA) Limited makes a payment to a holder of an RTL Debt Security for a supply the holder of the debt security has made to Rio Tinto Finance (USA) Limited in the course or furtherance of an enterprise carried on in Australia by that holder, Rio Tinto Finance (USA) Limited must withhold amounts from that payment at the prescribed rate (currently 47%) unless that holder has quoted their ABN or another exception applies. There is some uncertainty as to the precise operation of these rules. However, these rules will not apply to payments of principal and interest to holders of RTL Debt Securities where a tax file number, ABN or proof that a relevant exemption is applicable has been provided (in accordance with the above paragraph), or a deduction has been made by us for a failure to provide such information. Although the position is not free from doubt, on the basis that all holders of RTL Debt Securities will fall within Section 12-140 (discussed above), the withholding requirements in Section 12-190 of the TAA should have no residual operation. Section 12-190 will not apply to RTP Debt Securities provided Rio Tinto Finance (USA) plc does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case). Likewise, Section 12-190 will not apply to RTI Debt Securities provided Rio Tinto Finance (USA) Inc. does not carry on business in Australia or through an Australian Establishment (which is not presently expected to be the case).
No debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision therein having the power to tax, if held at the time of death.
Neither the issue of the debt securities nor the payment of principal, premium (if any) and interest by us in respect of the debt securities would give rise to a liability to a goods and services tax in Australia.
United Kingdom Taxation
The comments below are of a general nature, are based on current United Kingdom tax law, as applied in England and Wales and published practice of the United Kingdom HM Revenue & Customs (“HMRC”) and are not intended to be exhaustive. They assume that there will be no substitution of any of the Issuers and do not address the consequences of any such substitution (notwithstanding that such substitution may be permitted by the terms and conditions of the debt securities (as defined below)). They do not necessarily apply where the income is deemed for tax purposes to be the income of any person other than the holder of the debt securities. They relate only to the position of persons who are resident outside of the United Kingdom for tax purposes (and not resident in the United Kingdom for United Kingdom tax purposes) and who are the absolute beneficial owners of their debt securities. The comments do not address the tax treatment of individuals who were resident in the United Kingdom for United Kingdom tax purposes at the time that they acquired their debt securities. Further, the comments may not apply to certain classes of persons such as dealers or certain professional investors. For the avoidance of doubt, references to “debt securities” in the comments of this United Kingdom Taxation section are to the RTL Debt Securities, the RTP Debt Securities and the RTI Debt Securities.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Interest Payments
References to “interest” in this section mean interest as understood in United Kingdom tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are, or may fall to be, redeemed at a premium as opposed to being issued at a discount, then any such premium may constitute interest for United Kingdom tax purposes and so be treated in the manner described below.

(a) Payments (i) of interest in respect of the RTL Debt Securities, (ii) of interest in respect of the RTI Debt Securities and (iii) by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and RTI Debt Securities
Payments of interest on the RTL Debt Securities and the RTI Debt Securities and payments by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and the RTI Debt Securities will not be subject to withholding or deduction for or on account of United Kingdom taxation on the basis that, and so long as, such payments are not treated as payments of interest arising in the United Kingdom for the purposes of section 874 of the United Kingdom Income Tax Act 2007. It is currently expected that the circumstances will be such that interest paid by Rio Tinto Finance (USA) Limited on the RTL Debt Securities, interest paid by Rio Tinto Finance (USA) Inc. on the RTI Debt Securities and payments by Rio Tinto Limited under the guarantee in respect of interest on the RTL Debt Securities and RTI Debt Securities would not have a United Kingdom source.
(b) Payments (i) of interest in respect of the RTP Debt Securities (ii) by Rio Tinto plc and Rio Tinto Limited under the guarantee in respect of the interest on the RTP Debt Securities and (iii) by Rio Tinto plc under the guarantee in respect of the interest on the RTL Debt securities and the RTI Debt Securities
Payments of interest by Rio Tinto Finance (USA) plc on the RTP Debt Securities will not be subject to withholding or deduction for or on account of United Kingdom taxation if and so long as the RTP Debt Securities are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the United Kingdom Income Tax Act 2007 (the “Quoted Eurobond Exemption”). The London Stock Exchange is a “recognized stock exchange” for these purposes. Debt securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. The New York Stock Exchange will also be a “recognized stock exchange” for these purposes provided that it is registered with the Securities and Exchange Commission of the United States as a national securities exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.
If the RTP Debt Securities are not (or cease to be) listed, interest will generally be paid by Rio Tinto Finance (USA) plc under deduction of United Kingdom income tax at the basic rate (currently 20%) subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief that may apply.
It is not entirely clear whether payments by Rio Tinto plc and Rio Tinto Limited under the guarantee in respect of interest on the debt securities are eligible for the Quoted Eurobond Exemption and, therefore, it is possible that such payments may be subject to withholding or deduction for or on account of United Kingdom tax at the basic rate (currently 20%) subject to such relief as may be available under the provisions of any applicable double tax treaty or any other relief that may apply.
Certain holders of debt securities who are U.S. residents may be entitled to receive payments free of deductions for or on account of United Kingdom tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction from HMRC to that effect.
However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in a jurisdiction outside of the United Kingdom who is entitled to relief may subsequently claim the amount withheld from HMRC.
Payments by Rio Tinto Finance (USA) plc in respect of interest on the RTP Debt Securities, and payments by Rio Tinto plc under the guarantee in respect of interest on the debt securities will have a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Payments by Rio Tinto Limited under the guarantee in respect of interest of the RTP Debt Securities may have a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of holders of the debt securities who are not resident in the United Kingdom, except where:

(i)in the case of corporate holders, such persons carry on a trade in the United Kingdom through a United Kingdom permanent establishment; or
(ii)in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency, in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the United Kingdom permanent establishment or branch or agency.
In the event that payments by Rio Tinto Finance (USA) plc in respect of interest on the RTP Debt Securities, payments by Rio Tinto plc under the guarantee in respect of interest on the debt securities or payments by Rio Tinto Limited under the guarantee in respect of interest on the RTP Debt Securities are subject to withholding or deduction for or on account of United Kingdom taxation then the provisions referred to in “Description of Guaranteed Debt Securities — Payment of Additional Amounts” should apply, subject to certain exceptions set out therein, so that the net amount received by the holders after such reduction will not be less than the amount the holders would have received in the absence of such withholding or deduction.
Holders of the debt securities should note that the provisions relating to additional amounts referred to in “Description of Guaranteed Debt Securities — Payment of Additional Amounts” would not apply if HMRC sought to assess directly the person entitled to the relevant interest to United Kingdom tax. However, exemption from, or reduction of, such United Kingdom tax liability might be available under an applicable double taxation treaty.
Optional Tax Redemption
In the earlier section entitled “Description of Guaranteed Debt Securities — Optional Tax Redemption” we set out certain situations in which we may redeem debt securities.
Disposal (including Redemption)
Generally, a holder of debt securities who is not resident in the United Kingdom for tax purposes will not be liable for United Kingdom taxation in respect of a disposal of a debt security, or in respect of any gain accrued in respect of a debt security or any change in the value of a debt security.
This may not, however, be the case if:
(i)in the case of corporate holders, such persons carry on a trade in the United Kingdom through a United Kingdom permanent establishment;
(ii)in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency; or
(iii)in the case of individuals, the holder ceases to be resident in the United Kingdom for a period of five years or less in connection with which the interest is received or to which the debt securities are attributable.
Inheritance Tax
A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable for United Kingdom inheritance tax in respect of his holding of debt securities. However, there may be a liability for United Kingdom inheritance tax for such an individual if a register of debt securities is maintained in the United Kingdom or if the individual is deemed to be domiciled in the United Kingdom under certain rules related to previous long residence. In that case, exemption from any United Kingdom inheritance tax liability may be available for holders of debt securities who are domiciled in the United States under the U.S.-United Kingdom double tax convention relating to estate and gift taxes.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No United Kingdom stamp duty or SDRT is payable on the issue of the debt securities into a clearing system.
No United Kingdom stamp duty or SDRT is payable on dealings in the debt securities within a clearing system where such dealings are effected in electronic book entry form and not by written instrument of transfer.

U.S. Federal Income Taxation
The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities by U.S. Holders (as defined below) and, in the case of the RTI Debt Securities, non-U.S. Holders (as defined below). This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued under this prospectus, and the relevant prospectus supplement may contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to a particular issue of debt securities as appropriate. This summary deals only with purchasers of debt securities that will hold the debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as certain financial institutions, insurance companies, individual retirement accounts and other tax-deferred accounts, persons subject to special rules for the taxable year of inclusion for accrual-basis taxpayers under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, U.S. citizens or lawful permanent residents living abroad or U.S. Holders whose functional currency is not the U.S. dollar) or U.S. Holders whose debt securities are held in connection with a trade or business conducted outside the United States. Moreover, the summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in the applicable prospectus supplement.
As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.
As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is not a U.S. Holder, and is not a partnership for U.S. federal income tax purposes. Additionally, the term “Non-U.S. Holder” does not include an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes; or a holder for whom income or gain in respect of the debt securities is effectively connected with the conduct of a trade or business in the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment that the holder maintains). Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the debt securities.
The U.S. federal income tax treatment of a partner in an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes that holds debt securities will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisor concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of debt securities by the partnership.
This summary is based on the tax laws of the United States including the Code, its legislative history, existing and proposed regulations thereunder and published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.
THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Holders of the RTL Debt Securities, the RTP Debt Securities or the RTI Debt Securities
Payments of Interest
Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Debt Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes, reduced by the allocable amount of amortisable bond premium, subject to the discussion below. For this purpose, interest includes any taxes withheld from interest payments received by a U.S. Holder and any additional amounts payable under “Description of Guaranteed Debt Securities —Special Situations — Payment of Additional Amounts”. Interest paid by Rio Tinto Finance (USA) Limited or Rio Tinto Finance (USA) plc (each, a “Non-U.S. issuer”), or by Rio Tinto under a guarantee, on a debt security issued by a Non-U.S. issuer (a “Non-U.S. debt security”) and original issue discount (“OID”), if any, accrued with respect to the Non-U.S. debt securities (as described below under “— Original Issue Discount”) generally will constitute income from sources outside the United States. Interest paid by Rio Tinto Finance (USA) Inc. (the “U.S. issuer”), or by Rio Tinto under a guarantee, on a debt security issued by the U.S. issuer (a “U.S. debt security”) and OID, if any, accrued with respect to the U.S. debt securities (as described below under “— Original Issue Discount”) generally will constitute income from sources inside the United States. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities in their particular circumstances.
Original Issue Discount
General
The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with OID. The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event we issue contingent payment debt instruments the applicable prospectus supplement will describe the U.S. federal income tax consequences thereof.
A debt security, other than a debt security with a term of one year or less taking into account the last possible date on which the debt security could be outstanding in accordance with its terms (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or more than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment generally is any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “— Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, we will be deemed to exercise any unconditional call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any unconditional put option that has the effect of increasing the yield on the debt security. If the option is not in fact exercised, the debt security would be treated solely for purposes of calculating OID as if it were redeemed and a new debt security were issued on the date of the change in circumstances for an amount equal to the “adjusted issue price” (as defined below) of the debt security.

U.S. Holders of Discount Debt Securities generally must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income by a U.S. Holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Debt Security may be of any length selected by the U.S. Holder and may vary in length over the term of the Discount Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Debt Security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Debt Security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the Discount Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Discount Debt Security that were not qualified stated interest payments. The “yield to maturity” of a security is the discount rate that causes the present value of all payments on the security as of its original issue date to equal the issue price of such security.
Acquisition Premium
A U.S. Holder that purchases a Discount Debt Security for an amount less than or equal to the sum of all amounts payable on the Discount Debt Security after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the Discount Debt Security immediately after its purchase over the Discount Debt Security’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Discount Debt Security after the purchase date, other than payments of qualified stated interest, over the Discount Debt Security’s adjusted issue price.
Short-Term Debt Securities
In general, an individual or other cash basis U.S. Holder of a Short-Term Debt Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but will be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Debt Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Debt Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.
For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Debt Security are included in the Short-Term Debt Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Debt Security as if the Short-Term Debt Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Debt Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service (“IRS”).
Market Discount
A debt security, other than a Short-Term Debt Security, generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Debt Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of remaining complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, possibly multiplied by the debt security’s weighted average maturity). If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.
Any gain recognized on the sale or retirement of a Market Discount Debt Security (including any payment on a Market Discount Debt Security that is not qualified stated interest) generally will be treated as ordinary income to the extent of the accrued market discount on the Market Discount Debt Security. Alternatively, a U.S. Holder of a Market Discount Debt Security may avoid such treatment by electing to include market discount in income currently over the life of the Market Discount Debt Security. This election will apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election is made. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Debt Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security. Such interest is deductible when paid or incurred to the extent of income from the debt security for the year. If the interest expense exceeds such income, such excess is currently deductible only to the extent that such excess exceeds the portion of the market discount allocable to the days during the taxable year on which such debt security was held by the U.S. Holder.
Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Debt Security with respect to which it is made and is irrevocable.
Variable Interest Rate Debt Securities
Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will either bear interest at a “qualified floating rate”, or they will bear interest at an “objective rate” and thus may be treated as “variable rate debt instruments” under Treasury regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate”, or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).
A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is either fixed throughout the term of the Variable Interest Rate Debt Security or is not reasonably expected as of the issue date to cause the yield on the Variable Interest Rate Debt Security to significantly deviate from the expected yield determined without the cap or floor.
An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within our control (or the control of a related party) or that is unique to our circumstances (or the circumstances of a related party), such as dividends, profits or the value of Rio Tinto ordinary shares or the shares of the relevant issuer (although a rate does not fail to be an objective rate merely because it is based on the credit quality of Rio Tinto or the relevant issuer). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.
A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.
If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Debt Security which is unconditionally payable in cash or property (other than our debt instruments) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” generally will not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the Variable Interest Rate Debt Security’s stated principal amount) at least equal to the de minimis amount described in “Original Issue Discount — General” above. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.
In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate (other than an initial fixed rate described above) in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Debt Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.
If a Variable Interest Rate Debt Security does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will generally be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.
Election to Treat All Interest as Original Issue Discount
A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— Original Issue Discount — General”, with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. This election generally will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, the electing U.S. Holder will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by the U.S. Holder. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.
Debt Securities Purchased at a Premium
A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Debt Security, its stated redemption price at maturity, may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year. Any election to amortize bond premium will apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a market loss when the debt security matures. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”. Special rules may limit the amount of bond premium that can be amortized during certain accrual periods in the case of debt securities that are subject to optional redemption.
Substitution of Issuer
The terms of the debt securities provide that, in certain circumstances, the obligations of the issuer under the debt securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities by a U.S. Holder in exchange for new debt securities issued by the new obligor. As a result of this deemed disposition, a U.S. Holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes), and the U.S. Holder’s tax basis in the debt securities. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the debt securities.
Purchase, Sale and Retirement of Debt Securities
A U.S. Holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder’s adjusted tax basis of the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the debt security. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Except to the extent described above under “— Original Issue Discount — Market Discount” or “— Original Issue Discount — Short Term Debt Securities” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the debt securities exceeds one year. The deductibility of capital losses is subject to limitations.
Gain or loss realized by a U.S. Holder on the sale or retirement of a debt security generally will be U.S. source. Therefore, a U.S. Holder of Non-U.S. debt securities may have insufficient foreign source income to utilize foreign tax credits attributable to any non-U.S. withholding tax imposed on a sale or disposition of Non-U.S. debt securities. Prospective purchasers should consult their tax advisers as to the availability of and limitations on any foreign tax credit attributable to any such non-U.S. withholding tax.
Foreign Currency Debt Securities
Interest
If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.
An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year).
Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.
Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, the accrual basis U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.
OID
OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the Discount Debt Security or a sale or disposition of the Discount Debt Security), a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.
Market Discount
Market discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize U.S. source exchange gain or loss

(which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the sale or retirement of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.
Bond Premium
Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset and the spot rate in effect on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a market loss when the debt security matures.
Sale or Retirement
As discussed above under “— Purchase, Sale and Retirement of Debt Securities”, a U.S. Holder generally will recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and its adjusted tax basis in the debt security, in each case as determined in U.S. dollars. U.S. Holders should consult their own tax advisors about how to translate to U.S. dollars their tax basis and proceeds received on the sale or retirement of debt securities that are not paid in U.S. dollars (including special rules that may apply if the debt securities are traded on an established securities market). A U.S. Holder will recognize U.S. source exchange rate gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security (as adjusted for amortized bond premium, if any) (i) on the date of sale or retirement and (ii) the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. Disposition of Foreign Currency
Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.
Backup Withholding and Information Reporting
In general, payments of interest and accruals of OID on, and the proceeds of a sale, redemption or other disposition of, a debt security, by a U.S. paying agent or other U.S. or U.S.-related intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments, including payments attributable to OID, if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of debt securities, including (i) any reporting requirements under the “reportable transactions” rules with respect to debt securities that are denominated in a foreign currency or that any payment on which is determined by reference to a foreign currency, and (ii) (with respect to Non-U.S. debt securities) requirements related to the holding of certain “specified foreign financial assets”.
Non-U.S. Holders of U.S. Debt Securities
Payments on the U.S. debt securities
Subject to the discussion below under “—Information Reporting and Backup Withholding” and the discussion under “—FATCA”, payments of principal and interest (including OID, if any) on the U.S. debt securities to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest, the Non-U.S. Holder: (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the U.S. issuer entitled to vote; (ii) is not a controlled foreign corporation related, directly or indirectly, to the U.S. issuer through stock ownership; (iii) is not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (iv) certifies on a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) under penalties of perjury, that it is not a United States person. Payments of interest (including OID, if any) on the U.S. debt securities that do not qualify for the exception to U.S. federal income and withholding tax discussed above and that are not effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States generally will be subject to 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding and the Non-U.S. Holder complies with applicable certification requirements.
Sale or Other Taxable Disposition of the U.S. debt securities
Subject to the discussion below under “—Information Reporting and Backup Withholding” and the discussion under “—FATCA”, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of U.S. debt securities, although any amounts attributable to accrued interest will be taxed as described above under “Payments on the U.S. debt securities”.
Information Reporting and Backup Withholding.
Information returns are required to be filed with the IRS in connection with payments of interest on the U.S. debt securities to Non-U.S. Holders. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a U.S. debt security. A Non-U.S. Holder may be subject to backup withholding on payments on the U.S. debt security or on the proceeds from a sale or other disposition of the U.S. debt securities unless it complies with certification procedures to establish that it is not a U.S. person or otherwise establishes an exemption from backup withholding. The certification procedures required to claim the exemption from withholding tax on interest, described above, will avoid backup withholding as well. Amounts withheld under the backup withholding rules are not additional taxes, and may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Pursuant to certain provisions of the Code, commonly known as FATCA, a 30% withholding tax is imposed on (i) certain U.S. source payments and (ii) certain non-U.S. source payments (“foreign passthru payments”) made by “foreign financial institutions”, in each case to persons that fail to meet certain certification, reporting, or related requirements. Interest paid on the U.S. debt securities generally will be subject to withholding under FATCA if a holder fails to provide certification of exemption from FATCA withholding. Recently issued proposed regulations would eliminate FATCA withholding on payments of gross proceeds from the disposition of assets that can produce U.S. source interest, such as the U.S. debt securities. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.
A number of jurisdictions (including Australia and the United Kingdom) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Certain aspects of the application of the FATCA provisions and IGAs to instruments such as the debt securities, including whether withholding would ever be required pursuant to FATCA or an IGA with respect to payments on instruments such as the debt securities, are uncertain and may be subject to change.
Even if withholding would be required pursuant to FATCA or an IGA with respect to foreign passthru payments on instruments such as the Non-U.S. debt securities, proposed regulations have been issued that provide that such withholding would not apply prior to the date that is two years after the date on which final regulations defining “foreign passthru payments” are published in the U.S. Federal Register. In the preamble to the proposed regulations, the U.S. Treasury Department indicated that taxpayers may rely on these proposed regulations until the issuance of final regulations. Additionally, Non-U.S. debt securities that are characterized as debt (or which are not otherwise characterized as equity and have a fixed term) for U.S. federal tax purposes, that are issued on or prior to the date that is six months after the date on which final regulations defining “foreign passthru payments” are filed with the U.S. Federal Register generally would be “grandfathered” for purposes of FATCA withholding unless materially modified after such date (including by reason of a substitution of the issuer). Holders should consult their own tax advisors regarding how these rules may apply to their investment in the debt securities. In the event any withholding would be required pursuant to FATCA or an IGA with respect to payments on the debt securities, no person will be required to pay additional amounts as a result of the withholding.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.
The prospectus supplement relating to any offering will identify or describe:
•any underwriter, dealers or agents;
•their compensation;
•the net proceeds to us;
•the purchase price of the securities;
•the initial public offering price of the securities; and
•any exchange on which the securities will be listed.
Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Underwriters
If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters or dealers.
Securities Act of 1933; Indemnification
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Stabilization
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would be otherwise. These transactions, if commenced, may be continued by the persons participating in the offering at any time.
Market Making
In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

LEGAL MATTERS
The validity of the debt securities and the guarantees and certain other legal matters governed by English, U.S. federal and New York law will be passed upon for us by Linklaters LLP or any other law firm named in the applicable prospectus supplement. The validity of the debt securities and the guarantees will be passed upon for us by Allens or any other law firm named in the applicable prospectus supplement as to certain matters of Australian law. The validity of the debt securities and the guarantees and certain other legal matters governed by U.S. federal and New York law will be passed upon for any underwriters or agents by Davis Polk & Wardwell London LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP and PricewaterhouseCoopers, independent registered public accounting firms given on the authority of said firms as experts in auditing and accounting.

PART II OF FORM F-3
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Deeds of Indemnity
Directors have entered into deeds of indemnity with each of Rio Tinto plc and Rio Tinto Limited as follows: Simon Thompson on April 15, 2014, Michael L’Estrange on September 16, 2014, Megan Clark on November 26, 2014, Jean-Sébastien Jacques on March 17, 2016, David Constable on February 10, 2017, Sam Laidlaw on February 10, 2017, Simon Henry on April 1, 2017, Jakob Stausholm on June 11, 2018, Simon McKeon on December 12, 2018, Jennifer Nason on March 1, 2020, and Hinda Gharbi on March 1, 2020. On January 9, 2017, Rio Tinto plc and Rio Tinto Limited each entered into deeds of indemnity with Steve Allen, Company Secretary of Rio Tinto plc and Joint Company Secretary of Rio Tinto Limited. On September 26, 2013, Rio Tinto Limited entered into a deed of indemnity with Tim Paine, Joint Company Secretary of Rio Tinto Limited. On June 11, 2014, Rio Tinto plc entered into a deed of indemnity with Peter Cunningham in his capacity as a director of Rio Tinto Finance (USA) plc. On April 28, 2017, Rio Tinto Limited entered into a deed of indemnity with Abel Martins Alexandre in his capacity as a director of Rio Tinto Finance (USA) Limited. On August 6, 2019, Rio Tinto Limited entered into a deed of indemnity with Anthony Portas in his capacity as a director of Rio Tinto Finance (USA) Limited. The terms of each of these deeds of indemnity are identical in all material respects. Under the terms of each deed, subject to certain exceptions, each of Rio Tinto plc and Rio Tinto Limited shall indemnify and hold each of their directors harmless, Rio Tinto Limited shall indemnify and hold each director of Rio Tinto Finance (USA) Limited harmless, and Rio Tinto plc shall indemnify and hold each director of Rio Tinto Finance (USA) plc harmless, in respect of all claims and any losses arising in connection with any such claims arising out of, or in connection with the exercise of the director’s duties as a director or officer of the company, any subsidiary or holding company or any associated company and in connection with certain other activities of the company.
Australian Law
Corporation Act of Australia
Section 199A(1) of the Corporations Act 2001 (Commonwealth) (the “Corporations Act”) provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.
Section 199A(2) of the Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:
•a liability owed to the company or a related body corporate;
•a liability for a pecuniary penalty order or compensation order under specified provisions of the Corporations Act; or
•a liability that is owed to someone other than the company or a related body corporate that did not arise out of conduct in good faith.
Section 199A(2) does not apply to a liability for legal costs.
Section 199A(3) provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:
•in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or
•in defending or resisting criminal proceedings in which the person is found guilty; or
•in defending or resisting proceedings brought by the Australian Securities and Investments Commission (“ASIC”) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or
•in connection with proceedings for relief to the person under the Corporations Act in which the court denies the relief.
Section 199B of the Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:
•conduct involving a willful breach of any duty in relation to the company; or
•a contravention of the officer’s duties under the Corporations Act not to improperly use their position or make improper use of information obtained as an officer.
For the purpose of Sections 199A and 199B, an “officer” of a company includes:
•a director or secretary;
•a person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;
•a person who has the capacity to significantly affect the company’s financial standing; and
•a person in accordance with whose instructions or wishes the directors of the company are accustomed to act.
English law
Sections 232 to 236 of the Companies Act 2006 provide as follows:
“232. Provisions protecting directors from liability
(1)Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —
(a)section 233 (provision of insurance),
(b)section 234 (qualifying third party indemnity provision), or
(c)section 235 (qualifying pension scheme indemnity provision).
(3)This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233. Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
234. Qualifying third party indemnity provision
(1)Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.
Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)The provision must not provide any indemnity against —
(a)any liability of the director to pay —
(i)a fine imposed in criminal proceedings, or
(ii)a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)any liability incurred by the director —
(i)in defending criminal proceedings in which he is convicted, or
(ii)in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii)in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5)For this purpose —
(a)a conviction, judgment or refusal of relief becomes final —
(i)if not appealed against, at the end of the period for bringing an appeal, or
(ii)if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)an appeal is disposed of —
(i)if it is determined and the period for bringing any further appeal has ended, or
(ii)if it is abandoned or otherwise ceases to have effect.
(6)The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in a case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
235. Qualifying pension scheme indemnity provision
(1)Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3)The provision must not provide any indemnity against —
(a)any liability of the director to pay —
(i)a fine imposed in criminal proceedings, or
(ii)a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5)For this purpose —
(a)a conviction becomes final —

(i)if not appealed against, at the end of the period for bringing an appeal, or
(ii)if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)an appeal is disposed of —
(i)if it is determined and the period for bringing any further appeal has ended, or
(ii)if it is abandoned or otherwise ceases to have effect.
(6)In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.
236. Qualifying indemnity provision to be disclosed in directors’ report
(1)This section requires disclosure in the directors’ report of —
(a)qualifying third party indemnity provision, and
(b)qualifying pension scheme indemnity provision.
Such provision is referred to in this section as “qualifying indemnity provision”.
(2)If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3)If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4)If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.
(5)If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force”.
Section 1157 of the Companies Act 2006 provides as follows:
“1157. Power of court to grant relief in certain cases:
(1)If in proceedings for negligence, default, breach of duty or breach of trust against —
(a)an officer of a company, or
(b)a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2)If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust —
(a)he may apply to the court for relief, and
(b)the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3)Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper”.

Item 9. Exhibits

Exhibit Number	Description
1	Form of Underwriting Agreement for Guaranteed Debt Securities (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form F-3 filed on June 12, 2014 (SEC File No. 333-196694)
4.1	Indenture, dated July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to Post-effective Amendment No. 1 to the Registration Statement on Form F-3 filed on March 16, 2012 (SEC File No. 333-175037)
4.2	First Supplemental Indenture, dated May 8, 2017, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form F-3 filed on May 8, 2017 (SEC File No. 333-217778)
4.3	Second Supplemental Indenture, dated May 6, 2020, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon
5.1	Opinion of Linklaters LLP, as to the validity of the debt securities and the guarantees being registered as to certain matters of English law
5.2	Opinion of Linklaters LLP, as to the validity of the debt securities and the guarantees being registered as to certain matters of New York law
5.3	Opinion of Allens, as to the validity of the debt securities and the guarantees being registered as to certain matters of Australian law
23.1	Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers
23.2	Consent of Linklaters LLP (included in Exhibit 5.1)
23.3	Consent of Linklaters LLP (included in Exhibit 5.2)
23.4	Consent of Allens (included in Exhibit 5.3)
24.1	Powers of Attorney of Rio Tinto Finance (USA) Limited (included in signature page)
24.2	Powers of Attorney of Rio Tinto Finance (USA) plc (included in signature page)
24.3	Powers of Attorney of Rio Tinto Finance (USA) Inc. (included in signature page)
24.4	Powers of Attorney of Rio Tinto plc (included in signature page)
24.5	Powers of Attorney of Rio Tinto Limited (included in signature page)
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon

Item 10. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the “Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Rio Tinto Finance (USA) Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia on May 6, 2020

Rio Tinto Finance (USA) Limited

/s/ Tim Paine
By: Tim Paine Title: Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tim Paine	Director	May 6, 2020
Tim Paine

/s/ Abel Martins Alexandre	Director	May 6, 2020
Abel Martins Alexandre

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Rio Tinto Finance (USA) Limited in the United States.

/s/ Cheree Finan
By: Cheree Finan Title: Authorized Representative

Date: May 6, 2020

Pursuant to the requirements of the Securities Act, Rio Tinto Finance (USA) plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on May 6, 2020.

Rio Tinto Finance (USA) plc

/s/ Steve Allen
By: Steve Allen Title: Group Company Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to the Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Allen
Steve Allen	Director	May 6, 2020

/s/ John Kiddle
John Kiddle	Director	May 6, 2020

/s/ Abel Martins Alexandre
Abel Martins Alexandre	Director	May 6, 2020

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Rio Tinto Finance (USA) plc in the United States.

/s/ Cheree Finan
By: Cheree Finan Title: Authorized Representative

Date: May 6, 2020

Pursuant to the requirements of the Securities Act, Rio Tinto Finance (USA) Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on May 6, 2020.

Rio Tinto Finance (USA) Inc.

/s/ Cheree Finan
By: Cheree Finan Title: Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to the Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Gardner	Director	May 5, 2020
Michael Gardner

/s/ Mark Goodwin	Director	May 5, 2020
Mark Goodwin

/s/ Abel Martins Alexandre	Director	May 6, 2020
Abel Martins Alexandre

Pursuant to the requirements of the Securities Act, Rio Tinto plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in London, England on May 6, 2020.

Rio Tinto plc

/s/ Steve Allen
Name: Steve Allen Title: Company Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to the Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Thompson	Chairman	May 6, 2020
Simon Thompson

/s/ Jean-Sébastien Jacques	Director and Chief Executive	May 6, 2020
Jean-Sébastien Jacques

/s/ Jakob Stausholm	Director and Chief Financial Officer	May 6, 2020
Jakob Stausholm

/s/ Megan Clark	Non Executive Director	May 6, 2020
Megan Clark

/s/ David Constable	Non Executive Director	May 6, 2020
David Constable

/s/ Simon Henry	Non Executive Director	May 6, 2020
Simon Henry

/s/ Hinda Gharbi	Non Executive Director	May 6, 2020
Hinda Gharbi

/s/ Michael L’Estrange	Non Executive Director	May 6, 2020
Michael L’Estrange

/s/ Simon McKeon	Non Executive Director	May 6, 2020
Simon McKeon

/s/ Jennifer Nason	Non Executive Director	May 6, 2020
Jennifer Nason

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Rio Tinto plc in the United States.

/s/ Cheree Finan
By: Cheree Finan Title: Authorized Representative

Date: May 6, 2020

Pursuant to the requirements of the Securities Act, Rio Tinto Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on May 6, 2020.

Rio Tinto Limited

/s/ Steve Allen
Name: Steve Allen Title: Joint Company Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to the Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Thompson	Chairman	May 6, 2020
Simon Thompson

/s/ Jean-Sébastien Jacques	Director and Chief Executive	May 6, 2020
Jean-Sébastien Jacques

/s/ Jakob Stausholm	Director and Chief Financial Officer	May 6, 2020
Jakob Stausholm

/s/ Megan Clark	Non Executive Director	May 6, 2020
Megan Clark

/s/ David Constable	Non Executive Director	May 6, 2020
David Constable

/s/ Simon Henry	Non Executive Director	May 6, 2020
Simon Henry

/s/ Hinda Gharbi	Non Executive Director	May 6, 2020
Hinda Gharbi

/s/ Michael L’Estrange	Non Executive Director	May 6, 2020
Michael L’Estrange

/s/ Simon McKeon	Non Executive Director	May 6, 2020
Simon McKeon

/s/ Jennifer Nason	Non Executive Director	May 6, 2020
Jennifer Nason

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Rio Tinto Limited in the United States.

/s/ Cheree Finan
By: Cheree Finan Title: Authorized Representative

Date: May 6, 2020

EXHIBIT INDEX
Exhibit Number	Description
1	Form of Underwriting Agreement for Guaranteed Debt Securities (incorporated herein by reference to Exhibit 1 to the Registration Statement on Form F-3 filed on June 12, 2014 (SEC File No. 333-196694)
4.1
Indenture, dated July 2, 2001, as amended and restated as of March 16, 2012, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.1 to Post-effective Amendment No. 1 to the Registration Statement on Form F-3 filed on March 16, 2012 (SEC File No. 333-175037)

4.2
First Supplemental Indenture, dated May 8, 2017, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form F-3 filed on May 8, 2017 (SEC File No. 333-217778)

4.3
Second Supplemental Indenture, dated May 6, 2020, among Rio Tinto Finance (USA) Limited, Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Inc., Rio Tinto plc, Rio Tinto Limited and The Bank of New York Mellon

5.1	Opinion of Linklaters LLP, as to the validity of the debt securities and the guarantees being registered as to certain matters of English law
5.2	Opinion of Linklaters LLP, as to the validity of the debt securities and the guarantees being registered as to certain matters of New York law
5.3	Opinion of Allens, as to the validity of the debt securities and the guarantees being registered as to certain matters of Australian law
23.1	Consent of PricewaterhouseCoopers LLP and PricewaterhouseCoopers
23.2	Consent of Linklaters LLP (included in Exhibit 5.1)
23.3	Consent of Linklaters LLP (included in Exhibit 5.2)
23.4	Consent of Allens (included in Exhibit 5.3)
24.1	Powers of Attorney of Rio Tinto Finance (USA) Limited (included in signature page)
24.2	Powers of Attorney of Rio Tinto Finance (USA) plc (included in signature page)
24.3	Powers of Attorney of Rio Tinto Finance (USA) Inc. (included in signature page)
24.4	Powers of Attorney of Rio Tinto plc (included in signature page)
24.5	Powers of Attorney of Rio Tinto Limited (included in signature page)
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon